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                                                                    EXHIBIT 21.1


                              SUBSIDIARIES OF REGISTRANT



SUBSIDIARY                                  JURISDICTION OF INCORPORATION

L.A. Gear California, Inc.                  California

Raegal Finance, Inc.                        Texas

L.A. Gear Licensing Corp.                   California

Brands Acquisition Corp.                    California

L.A. Gear (France) SARL                     France

L.A. Gear (Benelux) B.V.                    Netherlands

L.A. Gear (UK) Limited                      United Kingdom

L.A. Gear (Deutschland) GmbH                Germany

L.A. Gear (Italia) SRL                      Italy

L.A. Gear Korea                             Korea

L.A. Gear H.K. Ltd.                         Hong Kong

L.A. Gear Sportswear, Ltd.                  Hong Kong

L.A. Gear (Mexico) S.A. de C.V.             Mexico

L. A. Gear Servicios, S.A. de C.V.          Mexico

L.A. Gear - Inchcape Limited                British Virgin Islands

L.A. Gear (Far East) Limited                British Virgin Islands